Exhibit 99.1

Media Contact:	Investor Relations Contact:
Kate Leeson	Kori Doherty
Taleo Corporation	Integrated Corporate Relations
415-568-9759	617-217-2084
kleeson@taleo.com	kdoherty@icrinc.com
For Immediate Release:
Taleo Files For Extension of Form 10-K Filing and reaffirms fourth quarter guidance
SAN FRANCISCO — March 31, 2006 – Taleo Corporation (Nasdaq: TLEO), the leading provider of talent management solutions, today announced it has filed a 15-day extension notification with the SEC relating to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Taleo filed for the extension to allow additional time to complete its restatement of prior year financial results and finalize its 2005 financial statements.
On December 6, 2005, Taleo announced that its previously issued financial statements for the years ended December 31, 2002, 2003 and 2004, and the interim financial statements for the quarters ended June 30, 2005 and September 30, 2005 would be restated to correct an error relating to the calculation of the accrued dividends on the Company’s preferred stock. The Company expects to release financial results for the fourth quarter and year ended December 31, 2005 and file its Annual report on Form 10-K prior to the expiration of the extension. The Company will hold a conference call to discuss the fourth quarter and full year 2005 financial results and recent business developments after the filing is complete. The Company plans on issuing a press release with details of the conference call two days in advance of the call.
Reaffirmation of Guidance for Fourth Quarter of 2005
The Company is also reaffirming the fourth quarter guidance provided to investors on its last conference call, more specifically:
•	Revenues for the fourth quarter of 2005 are expected to be slightly higher than the range of $20-21 million previously provided; and,

•	Non-GAAP operating margin is expected to be within the guidance range previously provided.
About Taleo Corporation
Taleo (NASDAQ: TLEO) delivers on demand talent management solutions that enable organizations of all sizes to assess, acquire, develop and align their workforce for improved business performance. Taleo’s customers use its suite of solutions to improve their talent management processes to reduce the time and costs associated with these processes and to enhance the quality, productivity and satisfaction of their workforces. Taleo currently has more than 350 corporate customers with approximately 500,000 registered users who use our services to fill positions in almost 100 countries. For more information visit www.taleo.com.
Forward-looking Statements
This press release contains forward-looking statements, including anticipated results for the fourth quarter of 2005. For purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”) Taleo disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Actual results may differ materially from those projected in such forward-looking statements. Investors should consult Taleo’s filings with the Securities and Exchange Commission for further information regarding these and other risks of the Company’s business.
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